HJ & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

50 West Broadway, Suite 600
Salt Lake City, Utah 84101
(801) 328-4408
Fax (801) 328-4461
www.hjcpafirm.com

Exhibit 16.1

January 7, 2016

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen:

Re: That Marketing Solution, Inc.
Commission File No. 000-55357

We have read the statements of That Marketing Solution, Inc. pertaining to our firm included in Item 4.01 of the Form 8-K dated January 7, 2016 and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,

HJ & Associates, LLC

HJ & Associates, LLC